EXHIBIT 10.28

OPTION AGREEMENT

BETWEEN

CADIZ, INC.

AND

QUESTAR SOUTHERN TRAILS PIPELINE COMPANY

DATED

AUGUST 12, 2011

TABLE OF CONTENTS

RECITALS	1

ARTICLE I DEFINITIONS	1

1.1	Definitions	1

ARTICLE II OPTION TO PURCHASE THE PIPELINE ASSET	4

2.1	Option to Purchase	4
2.2	Phase 1 Option Period	4
2.3	Phase 2 Option Period	4
2.4	Exercising the Option During the Phas 1 Option Period or the Phase 2 Option Period	5
2.5	Phase 3 Option Period	5
2.6	Exercising the Option During the Phase 3 Option Period	5

ARTICLE III CONFIDENTIALITY	6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF QUESTAR SOUTHER TRAILS	8

ARTICLE V REPRESENTATIONS AND WARRANTIES OF CADIZ	9

ARTICLE VI MISCELLANEOUS PROVISIONS	10

ARTICLE VII DISPUTE RESOLUTION	13

SCHEDULES

Pipeline Assets Schedule

EXHIBITS

Exhibit A -- Form of Purchase and Sale Agreement

Exhibit B – Form Quit Claim Deed

OPTION AGREEMENT

This Option Agreement (“Agreement”) is made and entered into effective as of this 1st  day of August, 2011, by and between Questar Southern Trails Pipeline Company, a corporation organized under the laws of the State of Utah, having its principal office at 180 East 100 South, P.O. Box 45360, Salt Lake City, Utah 84145 (referred to herein as “Questar Southern Trails”) and Cadiz, Inc., a Delaware corporation, having its principal office at 550 South Hope Street, Los Angeles, California 90071 (referred to herein as “Cadiz”).  Each of Questar Southern Trails and Cadiz is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Questar Southern Trails is the owner of a pipeline known as the “Southern Trails Pipeline;” and

WHEREAS, Questar Southern Trails desires to convey, and Cadiz desires to acquire an option to purchase a portion of the Southern Trails Pipeline, together with certain pipeline facilities, fixtures, certain real property and related assets as described in the Pipeline Assets Schedule attached hereto (the “Pipeline Assets”) for the purpose of developing a water transportation pipeline project; and

WHEREAS, the Parties acknowledge that Questar Southern Trails holds certain additional real property rights, (“Real Property”) and    the Parties desire to facilitate Questar Southern Trails’ donation of such Real Property to a qualified charitable organization acceptable to both Parties.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, conditions and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

(a) As used herein the following terms shall have the meanings defined below:

“Affiliated Companies” shall mean, when used with respect to a Party, any entity that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Party.  For purposes of this definition, “control” shall mean ownership of more than fifty percent (50%) of either the outstanding voting stock of the controlled entity, as to corporations, or other ownership interests which carry with them the right to direct the policies and management of the subject entity, as to non-corporate entities.

“Agreement” shall have the meaning set forth in the Preamble.

“Applicable Law” shall mean any law, statute, rule, regulation, ordinance, code, decision, injunction, judgment, award, or decree of any Governmental Authority in effect from time to time and applicable to this Agreement, the Parties hereto or any matter set forth herein.

“Business Day” shall mean any day except Saturday, Sunday or federal or state holidays on which banks are authorized to be closed in the states of California or Utah.

 “Commercially Reasonable Efforts” shall mean efforts which are reasonably within the contemplation of the Parties on the date hereof, which are designed to enable a Party, directly or indirectly, to satisfy a condition to, or otherwise assist in the consummation of, the transactions contemplated by this Agreement and which do not require the performing Party to expend any funds or assume liabilities other than expenditures and liabilities which are reasonable in nature and amount in the context of the transactions contemplated by this Agreement.

“Confidential Information” shall mean all non-public information furnished or provided to a Receiving Party or any of its Representatives by a Disclosing Party or any of its Representatives, and all analyses, compilations, data, studies or other documents prepared by the Receiving Party or its Representatives containing or based in whole or in part on any such furnished or provided information related to the subject matter of this Agreement.  Confidential Information shall not include, and nothing in this Agreement shall in any way restrict or impair a Party’s right to use, disclose or otherwise deal with information which (a) is generally available to the public; (b) was in the possession of the Party using the information prior to the date of the Confidentiality Agreement between the Parties dated May 11, 2011, or comes into the possession of such Party through no improper act of such  Party or otherwise not in contravention of this Agreement or such Confidentiality Agreement; (c) is independently made available as a matter of right to the Party receiving the information by a third party, who has a lawful right to disclose the information or other pertinent data; or (d) is independently developed by the Receiving Party without referring to the Confidential Information.  Confidential Information shall not include, and nothing in this Agreement shall in any way restrict or impair, a party’s right to use or disclose the existence of this Option Agreement, the portion of the Pipeline Assets that are subject to this Agreement, and the date upon which the Option expires.

“Disclosing Party” shall mean the Party providing Confidential Information pursuant to this Agreement.

 “Dollar” and “$” shall mean the lawful currency of the United States of America.

 “Governmental Authority” shall mean any federal, state and local or other governmental or administrative authority, agency, court or tribunal having jurisdiction.

“Knowledge” shall mean the actual knowledge of any officer of Questar Southern Trails as of the date of this Agreement and without conducting any investigation.

“Material Adverse Effect” shall mean any state of facts, change, development, event, effect, condition, loss, impact or occurrence that is materially adverse to the condition (physical or otherwise) of the Pipeline Assets; provided, however, that the foregoing shall not include events, circumstances, conditions or effects relating to or arising from (a) the economy of the United States generally or of the state of California in particular, (b) the transactions contemplated hereby and the public announcement hereof, (c) an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other similar calamity or crisis, including the occurrence of a terrorist attack, (d) events or circumstances including, without limitation, regulatory intervention that affect the Company’s business in the same manner and to the same extent as other businesses in its industry generally or (e) loss of profits, loss in purchaser value or consequential damages.

“Parent” shall mean the entity that owns 100% of the outstanding capital stock of a Party.

“Party” and “Parties” shall have the meaning set forth in the Preamble.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government (or agency or political subdivision thereof, including any Governmental Authority).

“Phase 1 Option Fee” shall have the meaning set forth in Section 2.2.

“Phase 2 Option Fee” shall have the meaning set forth in Section 2.3.

“Phase 3 Option Fee” shall have the meaning set forth in Section 2.5.

 “Pipeline Assets” shall have the meaning set forth in the Recitals.

“Purchase Price” shall have the meaning set forth in Section 2.1.

“Questar Southern Trails” shall have the meaning set forth in the Preamble.

“Receiving Party” shall mean a Party or its Representatives who receives Confidential Information pursuant to this Agreement

“Representatives” shall mean a Party’s representatives including its directors, officers, employees, agents or other representatives including without limitation attorneys, accountants, consultants, affiliates and financial advisors.

“Real Property” shall have the meaning set forth in the Recitals.

“Cadiz” shall have the meaning set forth in the Preamble.

“Third Party” shall mean any Person other than Questar Southern Trails or Cadiz, their respective Parents or Affiliated Companies.

(b) Other Definitional Provisions.

(i) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(ii) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(iii) Whenever the Parties have agreed that any approval or consent shall not be “unreasonably withheld,” such phrase shall also include the Parties’ agreement that the approval or consent shall not be unreasonably delayed or conditioned.

(iv) Reference to “day” or “days” in this Agreement shall refer to calendar days unless otherwise stated.

(v) “including” (and with the correlative meaning “include”) means “includes but is not limited to” and corresponding syntactical variations.

ARTICLE II

OPTION TO PURCHASE THE PIPELINE ASSETS

2.1 Option to Purchase.  Cadiz shall have the option to purchase the Pipeline Assets  (“Option”) at a purchase price of ten million dollars ($10,000,000) (“Purchase Price”), upon the terms and conditions set forth in, and in the form attached as Exhibit A  (the “Purchase and Sale Agreement”).  Should Cadiz exercise the Option, then Questar Southern Trails shall donate the Real Property, as described in the Real Property Schedule, to the Charitable Organization upon the terms and conditions, and in the form attached as Exhibit B (“Quit Claim Deed”).  The Option shall commence upon execution of this Agreement and shall proceed in three phases, more specifically set forth below.

2.2 Phase 1 Option Period.  Upon execution of this Agreement, Cadiz shall pay Questar Southern Trails seventy-five thousand dollars ($75,000.00) (“Phase 1 Option Fee”).    The first phase of the option will commence upon execution of this Agreement and shall end on the earlier of December 31, 2011, or the closing of a definitive Purchase and Sale Agreement by which Cadiz purchases the Pipeline Assets from Questar Southern Trails (“Phase 1 Option Period”).  The Phase 1 Option Fee is non-refundable but will be credited toward the Purchase Price, should Cadiz exercise the Option                                                              . If Cadiz does not exercise the Option during the Phase 1 Option Period and does not timely pay the Phase 2 Option Fee (defined below), then this Agreement shall terminate.

2.3 Phase 2 Option Period. Cadiz may extend the Option if it pays Questar Southern Trails an additional two-hundred and fifty thousand dollars ($250,000.00) (“Phase 2 Option Fee”) on or before December 31, 2011.  If Cadiz so extends the Option, then Phase 2 of the Option Period will commence upon payment of the Phase 2 Option Fee and shall continue through the earlier of June 30, 2012, or the closing of a definitive Purchase and Sale Agreement by which Cadiz purchases the Pipeline Assets from Questar Southern Trails (the “Phase 2 Option Period”).  The Phase 2 Option Fee is non-refundable but will be credited toward the Purchase Price, should Cadiz exercise the Option                                 .   If Cadiz does not exercise the Option during the Phase 2 Option Period and does not timely pay the Phase 3 Option Fee (defined below), then this Agreement shall terminate.

2.4 Exercising the Option During the Phase 1 Option Period or the Phase 2 Option Period.  During the Phase 1 Option Period and the Phase 2 Option Period, Cadiz shall have the sole and exclusive right, but not the obligation, to purchase the Pipeline Assets.  To the extent that it so elects, Cadiz shall exercise its Option to acquire the Pipeline Assets by delivering written notice of such exercise.  The closing of the  Purchase and  Sale Agreement                        shall occur as soon as practicable after the exercise of the Option by Cadiz, and as more fully set forth, below.

2.5 Phase 3 Option Period.  Cadiz may further extend the Option if deemed necessary by Cadiz in order to procure certain rights-of-way and real property rights related to the Pipeline Assets or obtain appropriate regulatory approvals in respect to the Pipeline Assets.  Should Cadiz elect to further extend the Option, Cadiz shall pay Questar Southern Trails an additional five-hundred thousand dollars ($500,000.00) (“Phase 3 Option Fee”) on or before June 30, 2012.  The Phase 3 Option Fee is non refundable and will not be credited to the Purchase Price.  If Cadiz so extends the Option, then Phase 3 of the Option Period will commence upon payment of the Phase 3 Option Fee and shall continue through the earlier of June 30, 2013, or the closing of a definitive Purchase and Sale Agreement by which Cadiz purchases the Pipeline Assets from Questar Southern Trails (the “Phase 3 Option Period”).  If Cadiz does not exercise the Option during the Phase 3 Option Period, then this Agreement shall terminate.

2.6 Exercising the Option During the Phase 3 Option Period.  If Cadiz extends the Option Period into Phase 3, Cadiz must close on the Purchase and Sale Agreement, provided, however, that obtaining certain real property rights that are used, useful, necessary or appropriate to the Pipeline Assets (including franchise agreements, rights-of-way, easements, and governmental permits related to the use of real property associated with the Pipeline Assets) shall be conditions precedent to Cadiz’s obligation to close on the Purchase and Sale Agreement.  The closing of the purchase and sale of the Pipeline Assets shall occur as soon as practicable after the exercise of the Option by Cadiz, and as more fully set forth below.

2.7 Closing Date Payments.  Upon the closing of the Purchase and Sale Agreement (as defined therein), Cadiz will pay to Questar Southern Trails Pipeline the Purchase Price, less any applicable Phase 1 Option Fee and Phase 2 Option Fee.  Such payment shall be in immediately available funds and shall be made by wire transfer to an account designated in writing by Questar Southern Trails at least two days prior to the closing of the Purchase and Sale Agreement.

2.8 Final Definitive Purchase and Sale Agreement; Instruments of Conveyance, Transfer and Assumption.  It is the intent of the Parties that in order to effect the closing of the purchase and sale of the Pipeline Assets, Questar Southern Trails and Cadiz shall deliver to one another a duly executed purchase and sale agreement in the form attached as Exhibit A, along with any other documents described in Exhibit A, and other documents reasonably necessary to effect the conveyance of the Pipeline Assets from Questar Southern Trails to Cadiz.

2.9 Exclusivity.  Questar Southern Trails may engage in discussions and negotiations relating to a sale, joint venture, merger, or any other direct or indirect use or disposition of the Pipeline Assets (“Back-up Negotiations”) so long as (i) such Back-Up Negotiations do not involve any State, Federal or local agencies that have the right to approve Cadiz’ right to use the Pipeline Assets, (ii) do not involve the sale of the Pipeline Assets to a water company, (iii) do not interfere with the Option granted hereunder, any transactions contemplated by this Agreement, or the rights of Cadiz hereunder; and (i  v) the Parties will each employ good faith and Commercially Reasonable Efforts to close on the Purchase and Sale Agreement and to close in fact if the conditions to closing have been satisfied, Cadiz exercises the Option, and the Parties have reached agreement upon all material terms related to the purchase and sale of the Pipeline Assets.

2.10 Condition of Pipeline Assets.  Questar Southern Trails shall continue to maintain the Pipeline Assets in the ordinary course of business and maintain the Pipeline Assets in a condition equal to the condition existing at the time the Agreement is signed.  Notwithstanding the foregoing, nothing in this Agreement shall require Questar Southern Trails to relocate or re-build any of the Pipeline Assets or to procure or perfect any real property rights related to this Agreement.  Notwithstanding the foregoing, the Parties acknowledge and agree that any Pipeline Assets (including any related real property interests), will be sold as-is, where-is.  Questar Southern Trails makes no warranty or representation related to the condition of the Pipeline Assets, any environmental conditions existing on or around the Pipeline Assets, or the suitability of the Pipeline Assets for any particular purpose, including but not limited to the purpose intended by Cadiz.

2.11 Access to Information and People.  Subject to the terms and conditions of this Agreement, and in particular those relating to confidentiality of information, Questar Southern Trails shall provide Cadiz and its Representatives with reasonable access to any and all information related to the Pipeline Assets that is reasonably necessary for Cadiz to perform due diligence review of the Pipeline Assets.  Questar Southern Trails shall also provide Cadiz and its Representatives with reasonable access to such personnel of Questar Southern Trails as may be necessary or useful to Cadiz in its due diligence review of the Pipeline Assets.

2.12  Cooperation.  Questar Southern Trails will cooperate with Cadiz to facilitate the assignment, transfer or acquisition of Real Property necessary for the conveyance of the Pipeline Assets.  Cadiz will bear all costs associated with the assignment, transfer and/or acquisition of Real Property necessary for the conveyance of the Pipeline Assets.

ARTICLE III

CONFIDENTIALITY

3.1 Pursuant to the terms of this Agreement, the Parties will exchange information related to the Option, the Pipeline Assets, and the Purchase and Sale Agreement.  Any Confidential Information disclosed pursuant to this Agreement will be kept confidential and will not, without the prior written consent of the Disclosing Party, be disclosed by the Receiving Party or its Representatives, in any manner whatsoever, in whole or in part, and will not be used by the Receiving Party or its Representatives directly or indirectly for any purpose other than for evaluation purposes and discussion with the Disclosing Party.  The Receiving Party agrees to transmit Confidential Information only to those Representatives who agree to be bound by the terms of this Confidentiality section, and who need to know the Confidential information for the purpose of conducting due diligence relating to the Pipeline Assets, the Option and a final Purchase and Sale Agreement.

3.2 The Receiving Party and its Representatives will not disclose to any other person or entity the fact that the Confidential Information has been made available or that discussions are taking place concerning the Confidential Information except as required by law.  Notwithstanding the foregoing, as set forth in the definition for “Confidential Information,” nothing shall prevent either Party or its Representatives from disclosing the existence of the Option, this Agreement, or its duration to anyone and Questar Southern Trails specifically reserves the right to disclose such information in the course of Back-up Negotiations.

3.3 The Receiving Party shall destroy all Confidential Information provided to it by the Disclosing Party no later than ten (10) days after this Agreement terminates; or Cadiz provides notice to Questar Southern Trails that it will not exercise the Option.  All working notes and records of the Receiving Party, which incorporate or are based upon the Confidential information, shall also be destroyed by the Receiving Party within ten (10) days after this Agreement terminates or Cadiz provides notice to Questar Southern Trails that it will not exercise the Option.  The Party destroying such Confidential Information shall provide written certification that destruction has occurred.  If Cadiz exercises the Option, then it may retain all Confidential Information and working notes and records provided or created pursuant to this Agreement.

3.4 If a Receiving Party or anyone to whom it transmits the Confidential Information pursuant to this Agreement is requested or required by an administrative or governmental proceeding or by a court of competent jurisdiction (by oral questions, interrogatories, request for Confidential Information or documents subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the Receiving Party will provide the Disclosing Party with immediate written notice of this fact so that the Disclosing Party may seek a protective order or other appropriate remedy, unless notice to the Disclosing Party is prohibited by the administrative, governmental or judicial body requiring disclosure by the Receiving Party,.  If such body compels a disclosure of such Confidential Information, the Receiving Party will furnish only that portion of the Confidential Information that is legally required and will exercise Commercially Reasonable Efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

3.5 Any Party disclosing Confidential Information represents that it has the right to disclose such Confidential Information and believes it to be reliable and accurate, but expressly makes no warranty of any kind with respect to the reliability or accuracy of the Confidential Information.

3.6 Each Party acknowledges that the remedies at law are inadequate to protect against breach of this Article III (Confidentiality), and each Party admits that its breach of this Article may cause irreparable harm and each agrees that the Party harmed may seek injunctive relief based upon this admission.  Equitable relief shall not be exclusive of other remedies to which any Party may be entitled to at law or in equity.  The Parties hereby waive any requirements for the securing or posting of any bond in connection with the obtaining of any equitable relief.

3.7 This Agreement supersedes and replaces the Confidentiality Agreement between the Parties dated May 11, 2011.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF QUESTAR SOUTHERN TRAILS

Questar Southern Trails represents and warrants to Cadiz as follows:

         Valid Organization.  Questar Southern Trails is a corporation validly existing and in good standing under the laws of the State of Utah, and is duly qualified or licensed to do business as a foreign corporation in California and in each other state where it is necessary and required to be so qualified or licensed in order to perform the obligations and effect the transactions contemplated by this Agreement, except where the failure to so qualify or register will not result in a Material Adverse Effect.

4.2           Authorization.  Questar Southern Trails has full corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby.  This Agreement is a valid and binding agreement of Questar Southern Trails, enforceable against Questar Southern Trails in accordance with its terms, except (a) as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights; and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

4.3           Consents.  To Questar Southern Trails’ Knowledge, no consent, approval of or by, or filing with or notice to any other Person is required with respect to Questar Southern Trails in connection with the execution, delivery or enforceability of this Agreement or the consummation of the transactions related to the Pipeline Assets.

4.4           No Violation.  Neither the execution and delivery of this Agreement nor the performance by Questar Southern Trails of its obligations under this Agreement to convey the Pipeline Assets, nor the consummation of the transactions contemplated by this Agreement with respect to the Pipeline Assets will: (a) violate any provision of the articles of incorporation or bylaws of Questar Southern Trails; (b) to the Knowledge of Questar Southern Trails, violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which Questar Southern Trails is subject, or (c) result in a default or give rise to any right of termination, modification, cancellation or acceleration under or in conflict with the terms conditions or provisions of any material agreement or other instrument or obligation to which Questar Southern Trails is a party or by which Questar Southern Trails or any of the Pipeline Assets is otherwise bound and that would result in a Material Adverse Effect, provided, however, that this clause (c) of this paragraph is not applicable to any rights-of-way, easements or leases included within the Pipeline Assets.

4.5           Litigation.  To Questar Southern Trails’ Knowledge, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened against or relating to the Pipeline Assets in connection with this Agreement or the transactions contemplated hereby.

4.6           No Broker.  Questar Southern Trails has not retained or employed any broker, finder, or similar agent, or otherwise taken any action in connection with the negotiations relating to this Agreement and the transactions contemplated hereby in a manner so as to give rise to any claims against any of the Parties for any brokerage commission, finder’s fee or other similar payment.

4.7           No Implied Warranties.  The Parties agree that only the warranties of Questar Southern Trails expressly set forth herein shall apply and Questar Southern Trails makes no other warranties, either express or implied, with regard to the Option, the Pipeline Assets and/or the Real Property, nor shall any such warranties (either express or implied) exist with regard to the Purchase and Sale Agreement or the Quit Claim Deed except as may be specifically set forth therein.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CADIZ

Cadiz hereby represents and warrants to Questar Southern Trails as follows:

5.1           Valid Organization.  Cadiz is, as of the date of this Agreement, and will be on the closing of the definitive Purchase and Sale Agreement, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or licensed to do business in all states where it is necessary and required to be so qualified or licensed in order to perform the obligations and effect the transactions contemplated by this Agreement.

5.2           Authorization.  Cadiz has full corporate power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to acquire and own the Pipeline Assets.  This Agreement is a valid and binding agreement of Cadiz, enforceable against Cadiz in accordance with its terms, except (a) as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights; and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

5.3           Consents.  No consent, approval of or by, or filing with or notice to any other Person, including any Governmental Authority, is required with respect to Cadiz in connection with the execution, delivery or enforceability of this Agreement or the consummation of the transactions provided for hereby.

5.4           No Violation.  Neither the execution and delivery of this Agreement, nor the performance by Cadiz of its obligations under this Agreement, nor the consummation of the transactions contemplated by this Agreement will: (a) violate any provision of the articles of incorporation, applicable amendments to the articles of incorporation or bylaws of Cadiz; or (b) to the knowledge of Cadiz, violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which Cadiz is subject or any contract to which Cadiz is a party or by which it is bound.

5.5           Litigation.  To Cadiz’s knowledge, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened against or relating to Cadiz in connection with this Agreement or the transactions contemplated hereby.

5.6           No Broker.  Cadiz has not retained or employed any broker, finder, or similar agent, or otherwise taken any action in connection with the negotiations relating to this Agreement and the transactions contemplated hereby in a manner so as to give rise to any claims against any of the Parties for any brokerage commission, finder’s fee or other similar payment.

5.7           Investigation by Cadiz.  As of the closing of a definitive Purchase and Sale Agreement, Cadiz will have had full access to and the opportunity to review the Pipeline Assets and its associated books and records, and the opportunity to meet with officers and other representatives of Questar Southern Trails for the purpose of investigating and obtaining information regarding the Pipeline Assets.  Any access to Pipeline Assets or Real Property shall be coordinated through the Questar Southern Trails Business Development Department.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1           Damages.  Notwithstanding anything herein to the contrary, no Party shall be liable for consequential, incidental, exemplary, special, indirect or punitive damages (including lost profits, loss of production or other damages attributable to business interruption) arising under or in connection with this Agreement.

6.2           Amendment and Modification.  Subject to Applicable Law, this Agreement may only be amended, modified and supplemented by written agreement of the Parties to this Agreement.

6.3           Waiver of Compliance.  Any failure of Questar Southern Trails, on the one hand, or Cadiz, on the other hand, to comply with an obligation, covenant, agreement or condition contained in this Agreement may be expressly waived in writing by the non-failing Party, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

6.4           Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand, transmitted by facsimile or mailed, certified or registered mail with postage prepaid:

(a) If to Questar Southern Trails, to:

Questar Southern Trails Pipeline Company
180 East 100 South
P.O. Box 45360
Salt Lake City, UT  84145-0360
Attn: President
Telephone No.:  801-324-5180
Facsimile No: 801-324-5834

with a copy to:
Questar Southern Trails Pipeline Company
180 East 100 South
P.O. Box 45360
Salt Lake City, UT  84145-0360
Attn: General Manager, Marketing and Business Development
Telephone No.:  801-324-2509
Facsimile No.:  801-324-2578

or such other person or address as Questar Southern Trails shall furnish Cadiz in writing.

(b) If to Cadiz, to:

Cadiz, Inc.
550 South Hope Street, Suite 2850
Los Angeles, California 90071
Attn:  President
Telephone No.: (213) 271-1607
Facsimile No.: (213) 271-1614

or to such other person or address as Cadiz shall furnish to Questar Southern Trails in writing.

6.5           Assignment.  This Agreement and all of the provisions herein shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (by operation of law or otherwise) by either of the Parties without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing or anything to the contrary herein, an assignment by Cadiz to either of the following shall not require consent of Seller; (i) a Cadiz-related entity formed by Cadiz in conjunction with purchase of the Pipeline Assets, or (ii) a California Mutual Water Company exempt from regulation by the California Public Utilities Commission. For purposes of this section, a “Cadiz-related entity” shall mean an entity in which Cadiz owns or controls a material financial interest or otherwise has the right to direct the policies and management of the subject entity. In all cases, assignment shall not relieve the assignor of liability hereunder, except as otherwise agreed in writing by the Parties.

6.6           No Third Party Beneficiaries.  This Agreement is solely for the benefit of Questar Southern Trails and Cadiz and their respective successors and assigns, and nothing in this Agreement shall confer any rights upon any other Person.

6.7           Governing Law.  THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING ANY CHOICE OF LAW RULES WHICH MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

6.8           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9           Exhibits and Headings.  The headings contained in this Agreement are inserted for convenience only, shall not constitute a part of this Agreement, and are in no way to be construed as a limitation on the scope of particular sections to which they refer.

6.10           Entire Agreement.  This Agreement (including the Exhibits, Schedules                            and other documents and ancillary agreements referred to herein, which form a part of this Agreement) embodies the entire agreement and understanding of the Parties in respect of the subject matter contained herein as such subject matter relates solely to the Pipeline Assets and supersedes all prior agreements and understandings between the Parties with respect to such subject matter.  There are no restrictions, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby and thereby, other than those expressly set forth or referred to in this Agreement.

6.11           Representation By Counsel; No Strict Construction.  Cadiz and Questar Southern Trails acknowledge that each of them has been represented by counsel in connection with the negotiation of this Agreement and the transactions contemplated hereby and that the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.

6.12           Severability.  Whenever possible, each provision or part thereof of this Agreement shall be interpreted in such a manner as to be valid and effective under Applicable Law, but if any provision or part thereof of this Agreement or the application of any such provision or part thereof to any Person or circumstance shall, to the extent equitable, be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part thereof.

6.13           Bulk Transfer Laws.  Cadiz hereby waives compliance by Questar Southern Trails with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with any transfer and conveyance of the Pipeline Assets pursuant to this Agreement.

6.14           Time is of the Essence.  With regard to all rights and obligations of the Parties and all dates and time periods set forth or referred to in this Agreement, time is of the essence.

6.15           Acknowledgement of Parties; Conspicuousness.  EACH OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES AND AGREES (1) THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF AND (2) THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT.  EACH PARTY HERETO FURTHER AGREES THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISIONS OR THAT SUCH PROVISIONS ARE NOT “CONSPICUOUS.”

6.16           Survival.  The terms and conditions set forth in Article III (Confidentiality) shall survive the termination of this Agreement for 24 months.

ARTICLE VII

DISPUTE RESOLUTION

7.1           The Parties shall promptly attempt in good faith to resolve any claim, dispute or controversy relating to or arising out of this Agreement, other than those disputes giving rise to a claim for injunctive relief (“Dispute”), by negotiations between representatives of each Party who have authority to settle the controversy and who are at a higher level of management than those directly involved in the Dispute (each such representative, a “Designated Representative”).  The Party claiming a Dispute shall provide written notice thereof to the other Party, which written notice shall include a detailed explanation of the basis of the Dispute and shall identify the claiming Party’s Designated Representative.  Within five (5) Business Days after receiving the claiming Party’s written notice of the Dispute, the receiving Party shall provide written notice to the claiming Party identifying the receiving Party’s Designated Representative.  The Designated Representatives shall meet no later than five (5) Business Days after the receiving Party provides written notice to the claiming Party identifying the receiving Party’s Designated Representative.  In the event the Designated Representatives are unable to resolve such Dispute within forty-five (45) days after the claiming Party’s notice of the Dispute, or such later date mutually agreed upon by the Parties in writing, then the Parties shall attempt to resolve such Dispute through mediation.  All mediation shall be conducted in Los Angeles, California.  All aspects of the mediation shall be treated as confidential.  Neither the Parties nor the mediator may disclose the existence, content or results of the mediation, except as necessary to comply with legal or regulatory requirements.  Before making any such disclosure in order to comply with legal or regulatory requirements, a Party shall give written notice to the other Party and shall afford such Party a reasonable opportunity to protect its interests.  If the Parties are unable to resolve the Dispute within ninety (90) days after the claiming Party’s notice of the Dispute, or such later date mutually agreed upon by the Parties in writing; then either Party may seek relief before a state or federal court in the State of California, located in Los Angeles County.  Each Party hereby submits to the exclusive, in personam jurisdiction of such courts and waives any defense of an inconvenient forum.  In any proceeding before a court of competent jurisdiction, the prevailing Party shall be entitled to recover all reasonable attorneys’ fees associated with such proceeding in addition to any other damages or remedies the court may award in such proceeding.  The terms set forth in this Article VII (Dispute Resolution) shall not apply when a dispute gives rise to a good faith claim for injunctive relief, and nothing herein shall prevent a Party from seeking injunctive relief without engaging in the process outlined herein.

IN WITNESS WHEREOF, QUESTAR SOUTHERN TRAILS PIPELINE COMPANY and CADIZ, INC. have caused this Agreement to be executed by their respective, duly authorized representatives as of the day and year first above written.

QUESTAR SOUTHERN TRAILS PIPELINE COMPANY

By:	/s/ R. Allan Bradley
Name:	R. Allan Bradley
Title:	President and CEO

CADIZ, INC.

By:	/s/ Scott Slater
Name:	Scott Slater
Title:	President

EXHIBIT A

[Insert final form of the Purchase and Sale Agreement]

EXHIBIT B

[Insert final form Quit Claim Deed]

Pipeline  Assets Schedule

The Pipeline Assets consist of approximately 97.1 miles of Southern Trails Pipeline’s buried 16 inch wrapped steel pipeline and associated valves that extends from the pig launcher located in the West Hynes yard in Long Beach, California (approximate Lat. 33.863247, Long. -118.164408) to Milepost 96 near Cabazon, Riverside County, California (Section 9 Township 3 S Range 3 E) (approximate Lat. 33.927002, Long. -116.683992), and includes existing fixtures, related assets and all real property interests appurtenant to, or necessary or convenient to the operation of the pipeline.

[Insert Map]